UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

Binding Agreement in Principle as to Settlement of West Virginia Freedom Industries, Inc. Chemical Spill Claims

On October 31, 2016, the U.S. District Court for the Southern District of West Virginia approved the preliminary principles, terms and conditions of an agreed-upon settlement (the “Settlement”) with respect to claims among West Virginia-American Water Company (“WVAWC”), a wholly owned subsidiary of American Water Works Company, Inc. (the “Company”), American Water Works Service Company, Inc. (“AWWSC”), a wholly owned subsidiary of the Company, and the Company (collectively, the “American Water Defendants”), and all class members, putative class members, claimants and potential claimants (collectively, the “Plaintiffs”), arising out of the January 9, 2014 Freedom Industries, Inc. chemical spill into the Elk River in West Virginia. In August 2015, Freedom Industries and six former Freedom Industries employees (three of whom also were former owners of Freedom Industries), pled guilty to criminal violations of the federal Clean Water Act as a result of this chemical spill.

The terms of the Settlement propose a global federal and state resolution of all litigation and potential claims against the American Water Defendants and their insurers. A claimant may elect to opt out of any final settlement agreement, in which case such claimant will not receive any benefit from or be bound by the terms of the Settlement. Under the terms and conditions of the Settlement and any subsequent final settlement agreement, the American Water Defendants have not admitted, and will not admit, any fault or liability for any of the allegations made by the Plaintiffs in any of the actions to be resolved.

To date, there are 73 pending cases against WVAWC in federal and state courts with respect to the Freedom Industries chemical spill, including a consolidated class action originally filed against the American Water Defendants in the U.S. District Court for the Southern District of West Virginia (the “Federal action”).  The Federal action includes classes comprised of residential and business customers of WVAWC’s Kanawha Valley Treatment Plant as of January 9, 2014. During September and October 2016, the court in the Federal action dismissed all claims against the Company and AWWSC, leaving WVAWC as the remaining American Water Defendant in the lawsuit. A trial in the Federal action solely on issues of fault was scheduled to begin on October 25, 2016, but the court in the Federal action delayed the start of the trial pending ongoing settlement discussions between the parties. Additionally, in January 2016, all of the then-filed state court cases were referred to West Virginia’s Mass Litigation Panel for further proceedings, and in June 2016, class action plaintiffs in the Mass Litigation Panel proceeding filed a second amended consolidated class action complaint naming only WVAWC as a defendant.

The proposed aggregate pre-tax amount of the Settlement is $126 million, of which $65 million would be contributed by WVAWC, and the remainder would be contributed by certain of the Company’s general liability insurance carriers. The Company has general liability insurance under a series of policies underwritten by a number of individual carriers. Two of these insurance carriers, which provide an aggregate of $50 million in insurance coverage to the Company under these policies, were requested, but presently have not agreed, to participate in the Settlement. The Company and WVAWC will vigorously pursue their rights to insurance coverage from these non-participating carriers for any contributions by WVAWC to the Settlement. In this regard, WVAWC has filed a lawsuit against one of these carriers alleging that the carrier’s failure to agree to participate in the Settlement constitutes a breach of contract, and the Company is considering pursuing similar remedies against the other non-participating carrier. Despite these efforts, the Company may not ultimately be successful in obtaining full or further reimbursement under these insurance policies for amounts that WVAWC may be required to contribute to the Settlement.

As a result of these events, WVAWC intends to record a charge to earnings, net of insurance receivables, of $65 million ($39 million after-tax) in the third quarter of 2016. The Company intends to fund WVAWC’s contributions to the Settlement through existing sources of liquidity, although no contribution by WVAWC will be required unless and until the terms of the Settlement are finally approved by the court in the Federal action. Furthermore, under the terms of the Settlement, WVAWC has agreed that it will not seek rate recovery from the Public Service Commission of West Virginia for approximately $4 million in direct response costs expensed in 2014 by WVAWC relating to the chemical spill as well as for amounts paid by WVAWC under the Settlement.

The Settlement intends to establish a two-tier settlement fund for the payment of claims, comprised of a guaranteed fund of $76 million and a claims-based payment fund of $50 million, to which funds WVAWC and the Company’s general liability insurance carriers will contribute.  An additional $25 million would be contributed to the guaranteed fund through a separate settlement by another defendant to the Settlement.

The court in the Federal action has given the parties 30 days to finalize, and obtain the court’s preliminary approval of, the terms of the Settlement. As a result, the court in the Federal action has ordered a continuance of the trial date to December 5, 2016. If preliminary approval of the Settlement is obtained, notice of the terms of the Settlement would then be provided to members of the settlement class. Following the notice period, the court in the Federal action would hold a fairness hearing to consider final approval of the Settlement. There can be no assurance that the court in the Federal action will provide its approval as to any agreement negotiated between the parties reflecting the terms of the Settlement.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995.  In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could,” or the negative of such terms or other variations or similar expressions.  Forward-looking statements relate to, among other things, the ability to obtain preliminary or final approval from the court in the Federal action as to the terms of the Settlement or any agreement negotiated between the parties reflecting the terms of the Settlement, the ultimate terms and conditions of the Settlement, the ability to obtain full or further reimbursement from the two non-participating insurance carriers described herein for amounts that may be paid by WVAWC in the Settlement, the number of claimants who may elect to opt out of the Settlement, and the impact of the Settlement in future periods on the Company’s consolidated financial statements. These forward-looking statements are predictions based on the Company’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors.  Actual results may differ materially from those discussed in the forward-looking statements included in this Current Report on Form 8-K as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2016, and other filings with the SEC, and the additional risks and uncertainties described herein.

These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the Company’s annual and quarterly reports as filed with the SEC, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements.  Any forward-looking statements speak only as of the date of this Current Report on Form 8-K.  The Company does not have any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws.  New factors emerge from time to time, and it is not possible for us to predict all such factors.  Furthermore, it may not be possible to assess the impact of any such factor on the Company’s or WVAWC’s business, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.  The foregoing factors should not be construed as exhaustive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: October 31, 2016	By:	/s/ LINDA G. SULLIVAN
Linda G. Sullivan
Executive Vice President and Chief Financial Officer